EXHIBIT 1.1




                             SUBSCRIPTION AGREEMENT


                               ACCELACORP 1, INC.
                     5777 West Century Boulevard, Suite 1540
                          Los Angeles, California 90045


          IN ORDER TO PURCHASE SHARES OF COMMON STOCK OF ACCELACORP 1, INC. (THE "COMPANY") AS DESCRIBED IN THE PROSPECTUS DATED
                                    , 2002, ACCOMPANYING THIS SUBSCRIPTION
          --------------------------
          AGREEMENT, EACH SUBSCRIBER MUST COMPLETE, EXECUTE AND RETURN THIS SUBSCRIPTION AGREEMENT, ALONG WITH THE PAYMENT, BY CHECK PAYABLE TO "CAMDEN SECURITIES, INC., AS RULE 419 ESCROW AGENT FOR ACCELACORP 1, INC.," FOR THE SHARES PURCHASED, TO THE COMPANY AT 5777 WEST CENTURY BOULEVARD, SUITE 1540, LOS ANGELES, CALIFORNIA 90045. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANING ASCRIBED THERETO IN THE PROSPECTUS.


1.   SUBSCRIPTION

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase from Accelacorp 1, Inc. (the "Company"), subject to the terms and
conditions set forth in the Prospectus dated                                ,
                                             -------------------------------
2001 (the "Prospectus"), a copy of which accompanied this Subscription
Agreement,                   shares of the Company's common stock, at a price
           -----------------
per share of $0.02 per share or $               in the aggregate (the
                                 --------------
"Subscription Price").

2.    PAYMENT

     The Subscription Price must accompany this Subscription and shall be paid by check payable to "Camden Securities, Inc., as Rule 419 Escrow Agent for Accelacorp 1, Inc."


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3.    SUBSCRIPTION INFORMATION

      If an Individual:                      If a Corporation:


      ----------------------------           ----------------------------------
      Full Name                              Full Corporation Name

      ----------------------------           ----------------------------------
      Residential Address                    Head Office Address

      ----------------------------           ----------------------------------
      City, State, Postal Code               City, State, Postal Code


      ----------------------------           ----------------------------------
      Telephone         Telecopier           Telephone               Telecopier


      ----------------------------           ----------------------------------
      Social Security No. or Tax             Tax Identification No.
      Identification No.


     If a Corporation, please provide the names of its directors below:

     --------------------------------------------

     --------------------------------------------

     --------------------------------------------

     --------------------------------------------


4.   MISCELLANEOUS

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     (b) This Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California, as such laws are applied by California courts to agreements entered into and to be performed in California and between residents of California, and shall be binding upon the Subscriber, the Subscriber's heirs, estate, legal representatives, successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.


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     (c)  This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     (d) Except as set forth herein, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (e) The offering may be withdrawn at any time prior to the issuance of shares to prospective Subscribers. Further, in connection with the offer and sale of the shares, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part or to allot to any prospective subscriber fewer than the shares applied for by such subscriber. The shares are offered by the Company subject to prior sale, acceptance of an offer to purchase, withdrawal, cancellation or modification of the offer, without notice.

     (f) This Subscription Agreement does not constitute an offer to sell or a solicitation of any offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


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     IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement
on this             day of                , 2002.
        -----------        ---------------


                              --------------------------------------------------
                              Name of Subscriber
                              (Please type or Print)


                              --------------------------------------------------
                              [Signature of Subscriber or of duly authorized signatory of a corporation, partnership or other subscriber that is not a natural person]


                              --------------------------------------------------
                              Name:


                              --------------------------------------------------
                              Title: Please print or type name and title of duly Authorized signatory of a corporate, partnership or other subscriber that is not a natural person.


Accepted this            day of         , 2002.
              ----------        --------

ACCELACORP 1, INC.


By:
    ----------------------------------------
    (Signature of duly authorized signatory)


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